Exhibit 99.1

AMSC Reports Fourth Quarter and Fiscal Year 2024 Financial Results and Business Outlook

Business Highlights:

 • Full year revenues increased 53% year over year to $222.8 million

 • Full year net income increased $17.1 million year over year to $6.0 million

 • Generated $6.3 million of operating cash flow in the fourth quarter, helping to further strengthen the balance sheet

Company to host conference call tomorrow, May 22 at 10:00 am ET

Ayer, MA – May 21, 2025 – AMSC (Nasdaq: AMSC), a leading system provider of megawatt-scale power resiliency solutions that orchestrate the rhythm and harmony of power on the grid™ and that protect and expand the capability and resiliency of our Navy’s fleet, today reported financial results for its fourth quarter and fiscal year ended March 31, 2025 ("fiscal 2024").

Revenues for the fourth quarter of fiscal 2024 were $66.7 million compared with $42.0 million for the same period of fiscal 2023. The year-over-year increase was driven by organic growth in New Energy Power Systems revenues along with the contributions from the acquisition of NWL, Inc.

AMSC’s net income for the fourth quarter of fiscal 2024 was $1.2 million, or $0.03 per share, compared to net loss of $1.6 million, or $0.05 per share, for the same period of fiscal 2023. The Company’s non-GAAP net income for the fourth quarter of fiscal 2024 was $4.8 million, or $0.13 per share, compared with a non-GAAP net income of $1.9 million, or $0.06 per share, in the same period of fiscal 2023. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Revenues for fiscal 2024 were $222.8 million as compared to $145.6 million in fiscal 2023. The year-over-year increase was driven by higher D-VAR and NEPSI revenues than in the prior year period along with the contribution from the acquisition of NWL, Inc.

AMSC reported net income for fiscal 2024 of $6.0 million, or $0.16 per share, compared to a net loss of $11.1 million, or $0.37 per share in fiscal 2023. The Company's non-GAAP net income for fiscal 2024 was $24.0 million, or $0.65 per share, compared with non-GAAP net income of $0.6 million, or $0.02 per share, for fiscal 2023. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents and restricted cash on March 31, 2025 totaled $85.4 million.

"AMSC reported its strongest quarterly and annual performance in years," said Daniel P. McGahn, Chairman, President and CEO of AMSC. "Fiscal fourth quarter revenue grew sequentially to over $66 million, up nearly 60% year-over-year. Net income surpassed $1.2 million, making our third consecutive quarter of profitability, and seventh consecutive quarter of positive operating cash flow. We secured $75 million in new orders, bringing total year-end orders to a recent record of nearly $320 million. Our fiscal 2024 results reflect improved financial performance, a resilient and diversified order pipeline, and solid operational execution—positioning AMSC for long-term success. With expanding end markets, we’re focused on broadening our offerings, entering new sectors, and strengthening customer relationships. We enter fiscal 2025 with strong momentum and confidence in our ability to continue building a more resilient and profitable company."

AMSC Reports Q4FY24 Results	Page 2

Business Outlook

For the first quarter ending June 30, 2025, AMSC expects that its revenues will be in the range of $64.0 million to $68.0 million. The Company’s net income for the first quarter of fiscal 2025 is expected to exceed $1.0 million, or $0.03 per share. The Company's non-GAAP net income (as defined below) is expected to exceed $4.0 million, or $0.10 per share.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time on Thursday, May 22, 2025, to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at https://ir.amsc.com. The live call can be accessed by dialing 1-844-481-2802 or 1-412-317-0675 and asking to join the AMSC call. A replay of the call may be accessed 2 hours following the call by dialing 1-877-344-7529 and using conference passcode 4917468.

About AMSC (Nasdaq: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance.  Through its Marinetec™ Solutions, AMSC provides ship protection and is developing propulsion and power management solutions designed to help fleets increase system efficiencies, enhance power quality and boost operational safety.  Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. The Company’s solutions are enhancing the performance and reliability of power networks, increasing the operational safety of navy fleets, and powering gigawatts of renewable energy globally. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, American Superconductor, D-VAR, D-VAR VVO, Gridtec, Marintec, Windtec, Neeltran, NEPSI, NWL, Smarter, Cleaner … Better Energy and Orchestrate the Rhythm and Harmony of Power on the Grid are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

AMSC Reports Q4FY24 Results	Page 3

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this release regarding our goals and strategies; business diversification; order pipeline; long-term success, including through expanding end markets, broadening offerings, entering new sectors; strengthening customer relationships; strong momentum; building a more resilient and profitable company; our expected GAAP and non-GAAP financial results for the quarter ending June 30, 2025; and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: We have not been historically profitable, which may recur in the future. Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; While we generated positive operating cash flow in fiscal 2024 and the prior year, we have a history of negative operating cash flows, and we may require additional financing in the future, which may not be available to us; Our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; Changes in exchange rates could adversely affect our results of operations; If we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; We may be required to issue performance bonds, which restricts our ability to access any cash used as collateral for the bonds; We may not realize all of the sales expected from our backlog of orders and contracts; If we fail to implement our business strategy successfully, our financial performance could be harmed; We rely upon third-party suppliers for the components and subassemblies of many of our Grid and Wind products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; Our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government. The continued funding of such contracts remains subject to annual congressional appropriation, which, if not approved, could reduce our revenue and lower or eliminate our profit; Changes in U.S. government defense spending could negatively impact our financial position, results of operations, liquidity and overall business; Our business and operations may be materially adversely impacted in the event of a failure or security breach of our or any critical third parties' IT Systems or Confidential Information; Failure to comply with evolving data privacy and data protection laws and regulations or to otherwise protect personal data, may adversely impact our business and financial results; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; A significant portion of our Wind segment revenues are derived from a single customer. If this customer’s business is negatively affected, it could adversely impact our business; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; We may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; Many of our revenue opportunities are dependent upon subcontractors and other business collaborators; Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; Many of our customers outside of the United States may be either directly or indirectly related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; We or third parties on whom we depend may be adversely affected by natural disasters, including events resulting from climate change, and our business continuity and disaster recovery plans may not adequately protect us or our value chain from such events; Pandemics, epidemics, or other public health crises may adversely impact our business, financial condition and results of operations; Adverse changes in domestic and global economic conditions could adversely affect our operating results; Our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; Our products face competition, which could limit our ability to acquire or retain customers; We have operations in, and depend on sales in, emerging markets, including India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets. Changes in India’s political, social, regulatory and economic environment may affect our financial performance; Industry consolidation could result in more powerful competitors and fewer customers; Our success could depend upon the commercial adoption of the REG system, which is currently limited, and a widespread commercial market for our REG products may not develop; Increasing focus and scrutiny on environmental sustainability and social initiatives could adversely impact our business and financial results; Growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy; Lower prices for other energy sources may reduce the demand for wind energy development, which could have a material adverse effect on our ability to grow our Wind business; We may be unable to adequately prevent disclosure of trade secrets and other proprietary information; Our patents may not provide meaningful or long-term protection for our technology, which could result in us losing some or all of our market position; Third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; Our common stock has experienced, and may continue to experience, market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention; Unfavorable results of legal proceedings could have a material adverse effect on our business, operating results and financial condition;

and the other important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2025, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q4FY24 Results	Page 4

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Revenues
Grid	$55,592	$34,211	$187,170	$122,065
Wind	11,063	7,817	35,648	23,574
Total revenues	66,655	42,028	222,818	145,639

Cost of revenues	48,964	31,598	160,964	110,356

Gross margin	17,691	10,430	61,854	35,283

Operating expenses:
Research and development	3,493	2,298	11,425	7,991
Selling, general and administrative	12,101	7,953	43,091	31,600
Amortization of acquisition related intangibles	444	538	1,733	2,152
Change in fair value of contingent consideration	—	1,870	6,682	4,922
Restructuring	—	—	—	(14)
Total operating expenses	16,038	12,659	62,931	46,651

Operating income (loss)	1,653	(2,229)	(1,077)	(11,368)

Interest income, net	807	784	3,708	1,302
Other expense, net	(49)	(117)	(265)	(736)
Income (loss) before income tax (benefit) expense	2,411	(1,562)	2,366	(10,802)

Income tax (benefit) expense	1,204	17	(3,667)	309

Net income (loss)	$1,207	$(1,579)	$6,033	$(11,111)

Net income (loss) per common share
Basic	$0.03	$(0.05)	$0.16	$(0.37)
Diluted	$0.03	$(0.05)	$0.16	$(0.37)

Weighted average number of common shares outstanding
Basic	37,672	33,139	36,990	29,825
Diluted	38,516	33,139	37,718	29,825

AMSC Reports Q4FY24 Results	Page 5

CONSOLIDATED BALANCE SHEET

(In thousands, except per share data)

	March 31,	March 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$79,494	$90,522
Accounts receivable, net	46,186	26,325
Inventory, net	71,169	41,857
Prepaid expenses and other current assets	8,055	7,295
Restricted cash	1,613	468
Total current assets	206,517	166,467

Property, plant and equipment, net	38,572	10,861
Intangibles, net	5,916	6,369
Right-of-use assets	3,829	2,557
Goodwill	48,164	43,471
Restricted cash	4,274	1,290
Deferred tax assets	1,178	1,119
Equity-method Investments	1,113	—
Other assets	958	637
Total assets	$310,521	$232,771

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$32,282	$24,235
Lease liability, current portion	685	716
Debt, current portion	—	25
Contingent consideration	—	3,100
Deferred revenue, current portion	66,797	50,732
Total current liabilities	99,764	78,808

Deferred revenue, long term portion	9,336	7,097
Lease liability, long term portion	2,684	1,968
Deferred tax liabilities	1,595	300
Other liabilities	28	27
Total liabilities	113,407	88,200

Stockholders' equity:
Common stock, $0.01 par value, 75,000,000 shares authorized; 39,887,536 and 37,343,812 shares issued and 39,484,185 and 36,946,181 shares outstanding at March 31, 2025 and 2024, respectively	399	373
Additional paid-in capital	1,259,540	1,212,913
Treasury stock, at cost, 403,351 and 397,631 at March 31, 2025 and 2024, respectively	(3,765)	(3,639)
Accumulated other comprehensive income	1,565	1,582
Accumulated deficit	(1,060,625)	(1,066,658)
Total stockholders' equity	197,114	144,571
Total liabilities and stockholders' equity	$310,521	$232,771

AMSC Reports Q4FY24 Results	Page 6

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$6,033	$(11,111)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	5,560	4,494
Stock-based compensation expense	7,794	4,652
Provision for excess and obsolete inventory	1,532	1,970
Amortization of operating lease right-of-use assets	976	321
Deferred income taxes	(4,304)	65
Earnings from equity method investments	132	—
Change in fair value of contingent consideration	6,682	4,922
Other non-cash items	(587)	44
Unrealized foreign exchange gain on cash and cash equivalents	(41)	(2)
Changes in operating asset and liability accounts:
Accounts receivable	(3,213)	4,340
Inventory	(7,707)	(6,841)
Prepaid expenses and other current assets	543	5,992
Operating leases	(1,563)	(327)
Accounts payable and accrued expenses	3,209	(13,498)
Deferred revenue	13,239	7,117
Net cash provided by operating activities	28,285	2,138

Cash flows from investing activities:
Purchases of property, plant and equipment	(2,415)	(934)
Cash paid to settle NWL contingent consideration liability	(3,278)	—
Cash paid for NWL Acquisition, net of cash acquired	(29,577)	—
Change in other assets	64	(27)
Net cash used in investing activities	(35,206)	(961)

Cash flows from financing activities:
Repurchase of treasury stock	(126)	—
Repayment of debt	(25)	(65)
Cash paid related to registration of common stock shares	(148)	—
Proceeds from public equity offering, net	—	65,227
Proceeds from exercise of employee stock options and ESPP	307	279
Net cash provided by financing activities	8	65,441

Effect of exchange rate changes on cash, cash equivalents and restricted cash	14	(13)

Net (decrease) increase in cash, cash equivalents and restricted cash	(6,899)	66,605
Cash, cash equivalents and restricted cash at beginning of year	92,280	25,675
Cash, cash equivalents and restricted cash at end of year	$85,381	$92,280

AMSC Reports Q4FY24 Results	Page 7

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2025	2024	2025	2024
Net income (loss)	$1,206	$(1,579)	$6,033	$(11,111)
Stock-based compensation	2,855	1,044	7,794	4,652
Amortization of acquisition-related intangibles	706	538	2,433	2,158
Change in fair value of contingent consideration	—	1,870	6,682	4,922
Acquisition costs	—	—	1,095	—
Non-GAAP net income	4,767	1,873	24,037	621

Non-GAAP net income per share - basic	$0.13	$0.06	$0.65	$0.02
Non-GAAP net income per share - diluted	$0.12	$0.05	$0.64	$0.02
Weighted average shares outstanding - basic	37,672	33,139	36,990	29,825
Weighted average shares outstanding - diluted	38,516	34,447	37,718	30,909

Reconciliation of Forecast GAAP Net Income to Non-GAAP Net Income

(In millions, except per share data)

Three months ending
June 30, 2025
Net income	$1.0
Stock-based compensation	2.6
Amortization of acquisition-related intangibles	0.4
Non-GAAP net income	$4.0
Non-GAAP net income per share	$0.10
Shares outstanding	38.7

AMSC Reports Q4FY24 Results	Page 8

Note: Non-GAAP net income (loss) is defined by the Company as net income (loss) before; stock-based compensation; amortization of acquisition-related intangibles; changes in fair value of contingent consideration; acquisition costs; other non-cash or unusual charges, and the tax effect of adjustments calculated at the relevant rate for our non-GAAP metric. The Company believes non-GAAP net income (loss) and non-GAAP net income (loss) per share assist management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. Actual GAAP and non-GAAP net income (loss) and net income (loss) per share for the fiscal quarter ending June 30, 2025, including the above adjustments, may differ materially from those forecasted in the table above, including as a result of changes in the fair value of contingent consideration.

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income or other measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP net income (loss) is set forth in the table above. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) divided by shares outstanding.

AMSC Contacts

Investor Relations Contact:

Carolyn Capaccio, CFA

(212) 838-3777

Email: amscIR@allianceadvisors.com

AMSC Director, Communications:

Nicol Golez

Phone: (978) 399-8344

Email: Nicol.Golez@amsc.com

Public Relations Contact:

RooneyPartners

Joe Luongo

(914) 906-5903

Email: jluongo@rooneypartners.com